Exhibit 3.2

BYLAWS

JOHN DEERE RECEIVABLES, INC.

As Adopted July 13, 1992; as Amended September 30, 1992,

October 8, 1992, October 4, 1993 and May 14, 2002

ARTICLE 1—IDENTIFICATION

Section 1. NAME. The name of the Company is John Deere Receivables, Inc. (hereinafter referred to as the “Company”).

Section 2. OFFICES. The address of the Company’s registered office in Nevada shall be in the City of Reno, County of Washoe, State of Nevada. The Company may have such other offices both within and without the State of Nevada as the Board of Directors may from time to time determine or business may require.

Section 3. SEAL. The seal of the Company shall have inscribed thereon the name of the Company, the words “Corporate Seal” and the words “Nevada Corporation.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 4. FISCAL. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

ARTICLE II—THE SHAREHOLDERS

Section 1. PLACE OF MEETINGS. Meetings of the stockholders for any purpose may be held at such place within or without the State of Nevada as may be designated by the President or the Board of Directors and stated in the notice of meeting.

Section 2. ANNUAL MEETING. The annual meeting of the stockholders, at which they shall elect directors and may transact such other business as may properly be brought before the meeting, shall be held at 10:30 a.m., local time, on the last Tuesday in February of each year, if such day is not a legal holiday, and if a legal holiday, then on the first following day that is not a legal holiday. The time and place of such meeting may be changed by the Board of Directors and designated in the notice of the meeting.

Section 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President or the Board of Directors.

Section 4. NOTICE OF MEETINGS. Notice of each meeting of stockholders, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered at least ten days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Company with postage thereon prepaid. Notice of any meeting of stockholders may be waived in writing signed by the stockholder entitled to such notice, whether before or after the time of such meeting, and shall be equivalent to the giving of such notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The officer who has charge of the stock ledger of the company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. QUORUM. The holders of a majority of the shares entitled to vote at any meeting of stockholders, present in person or by proxy, shall constitute a quorum at such meeting except as otherwise provided by statute. If a quorum shall not be present at a meeting of the stockholders, the holders of a majority of the shares entitled to vote, present in person or by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Whenever a quorum shall be present at any meeting all matters shall be decided by vote of the holders of a majority of the shares present, unless otherwise provided by statute or, in the case of election of directors, by these bylaws. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. REQUIRED VOTE. Each election of directors or others shall be determined by a plurality vote, and, except as otherwise required by law or by the certificate of incorporation, each other matter shall be determined by a vote of a majority of the shares present in person or represented by proxy.

Section 7. VOTING AT MEETINGS. Each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be’ voted after three years from its date, unless the proxy provides for a longer period.

Section 8. ORGANIZATION. The President of the Company or, in the event of his absence or inability to act, a Vice President or in the absence or inability to act of both, a director present, acting in such order of priority as shall be designated by the President, shall preside as Chairman at each meeting of the stockholders. The Secretary of the Company shall act as Secretary of each meeting of the stockholders. In the event of his absence or inability to act, the Chairman of the meeting shall appoint a person who need not be a stockholder to act as Secretary of the meeting.

Section 9. ACTION WITHOUT A MEETING. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE III—THE BOARD OF DIRECTORS

Section 1. NUMBER AND QUALIFICATIONS. The business and affairs of the Company shall be managed by a Board of directors who need not be residents of the State of Nevada or stockholders of the Company. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors, provided no decrease shall have the affect of shortening the term of any incumbent director.

Section 2. ELECTION. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office during the term for which he is elected and until his successor is elected and qualified.

Section 3. VACANCIES. Any vacancies occurring in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, subject to Article SEVENTH subpart (3) of the certificate of incorporation, by a majority of the remaining directors though less than a quorum of the Board of Directors, and the directors so chosen shall hold office until the next annual election of directors and until their successors are elected by the stockholders and are qualified.

Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place, either within or without the State of Nevada as shall from time to time be determined by the Board.

Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held upon notice by letter, telegram, cable, or radio-gram, delivered for transmission not later than during the third day immediately preceding the day for such meeting, or by word of mouth, telephone, or radiophone, received not later than the day immediately preceding the day for such meeting, upon call of the President or other officer or upon call by the President or the Secretary at the request in writing of one-third of the directors then in office, at company offices in Moline, Illinois or at any other place either within or without the State of Nevada, approved by the Board of Directors or the President. Notice of any special meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and shall be equivalent to the giving of such notice. Attendance of a director at such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice, or waiver of notice, of such meeting.

Section 6. QUORUM. Four directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as otherwise provided by the statutes, the certificate of incorporation or these Bylaws. During an emergency period following a catastrophe, a majority of the surviving members of the Board of Directors who have not been rendered incapable of acting as the result of physical or mental incapacity or the difficulty of transportation to the place of the meeting shall constitute a quorum for the purpose of filling vacancies in the Board of Directors and among the elected officers of the Company, subject to Article SEVENTH subpart (3) of the certificate of incorporation.

Section 7. ORGANIZATION. The President, or in the event of his absence or inability to act, a Vice President or, in the event of the absence or inability to act of both the President and Vice President, another director present, acting in such order of priority as shall be designated by the President, shall act as Chairman of each meeting of the Board of Directors.

Section 8. ACTIONS BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

Section 9. PARTICIPATION WITH COMMUNICATIONS EQUIPMENT. Unless otherwise restricted by law or by the certificate of incorporation or these Bylaws, members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of any committee, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 10. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Company, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it. Such committee shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required; provided, however, that no such committee shall have such power or authority in reference to approving the institution of any corporate action described in the Eleventh Article of the Certificate of Incorporation.

ARTICLE IV—THE OFFICERS

Section 1. NUMBER AND QUALIFICATIONS. The principal officers of the Company shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer; and the Company may have such other officers and assistant officers as may be deemed necessary by the Board of Directors. Any number of offices may be held by the same person.

Section 2. GENERAL DUTIES. All officers of the Company shall have such authority and perform such duties in the management of the Company as may be provided by or delegated in accordance with these bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these bylaws. All agents and employees of the Company not appointed by the Board of Directors may be appointed by the President or by persons authorized by him to do so, to serve for such time and to have such duties as the appointing authority may determine from time to time.

Section 3. ELECTION AND TERM OF OFFICE. The officers shall be elected by the Board of Directors. Each officer shall hold office for one year and until his successor is elected and qualified, or until he shall have resigned or shall have been removed in the manner provided in Section 4.

Section 4. REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the interests of the Company will be served thereby, provided, that the independent officer required by Article SEVENTH subpart (3) of the certificate of incorporation, shall not be removed until a similarly qualified independent officer has been elected to take the first officer’s place. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Election of an officer shall not of itself create contract rights.

Section 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President. Such resignation shall take effect at the time specified therein and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective, provided, that the resignation of the independent officer required by Article SEVENTH subpart (3) of the certificate of incorporation, shall not be accepted until a similarly qualified independent officer has been elected to take the first officer’s place.

Section 6. VACANCIES. A vacancy in any office may be filled by the Board of Directors.

Section 7. PRESIDENT. The President shall be the chief executive officer of the Company and as such shall have the active executive management of the operation of the Company, and shall see that the order and resolutions of the Board of Directors are carried into effect. He shall have power to execute in the name of the Company all bonds, contracts, other obligations and property conveyances which are duly authorized, and he shall have all the powers and perform all duties devolving upon him by law and as head of the Company. He may call special meetings of the stockholders and of the Board of Directors. From time to time he shall bring to the attention of the Board of Directors such information or recommendations concerning the business and affairs of the Company as he may deem necessary or appropriate. When present, he shall preside at all meetings of the stockholders and of the Board of Directors.

Section 8. VICE PRESIDENTS. The Vice Presidents shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them. In the absence or inability to act of the President, his duties shall be performed by the Vice President designated by the President or the Board of Directors.

Section 9. SECRETARY. The Secretary shall act as Secretary of all meetings of the stockholders and the Board of Directors, and of committees of the Board of Directors. He shall prepare and keep or cause to be kept in books provided for the purpose minutes of all meetings of the stockholders and the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Company and see that the seal is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized, and in general he shall perform all duties incident to the office of Secretary and as required by law and such other duties as may be assigned to him from time to time by the Board of Directors or by the President.

Section 10. TREASURER. The Treasurer shall have charge and custody of and be responsible for, all moneys, notes and securities in the possession of the Company, and deposit all funds in the name of the Company in such banks, trust companies or other depositories as he may select; shall receive, and give receipts for, moneys due and payable to the Company from any source whatsoever; and in general he shall perform all the duties incident to the office of Treasurer and as required by law and such other duties as may be assigned to him from time to time by the Board of Directors or by the President.

Section 11. OTHER OFFICERS. Other officers and assistant officers elected by the Board of Directors shall have such authority and perform such duties as may be determined by resolution of the Board of Directors.

ARTICLE V—ACTS WITH RESPECT TO SECURITIES OWED

Section 1. ENDORSEMENT OF SECURITIES. Subject always to the specific directions of the Board of Directors, any security or securities owned by the Company (including reacquired shares of capital stock of the Company) may, for sale or transfer, be endorsed in the name of the Company by the President or Treasurer, and may be attested by the Secretary either with or without affixing thereto the corporate seal.

Section 2. VOTING OF SHARES OWNED. Subject always to the specific direction of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Company may be voted at any stockholders’ meeting of such other corporation by the President of the Company, if he be present at such meeting, or in his absence by the Treasurer of the Company. Whenever, in the judgment of the President, it is desirable for the Company to execute a proxy or give a stockholders’ consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Company, such proxy or consent shall be executed in the name of the Company by such officer of the Company without necessity of any further authorization of the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned or controlled by the Company.

ARTICLE VI—STOCK CERTIFICATES

Section 1. CERTIFICATES OF STOCK. The shares of the Company may be represented by a certificate or may be uncertificated. Certificates to evidence ownership of stock of the Company shall be issued in such form as the Board of Directors shall from time to time approve. Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company in connection with the certificate alleged to have been lost, stolen or destroyed, or both.

Section 3. REGISTRATION OF TRANSFERS. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Company or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its stock records.

Section 4. RECORD DATE. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. REGISTERED STOCKHOLDERS. The Company shall be entitled to recognize the exclusive right of a person registered in its stock records as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VII—OTHER PROVISIONS

Section 1. LOANS. No loan shall be made to any director or officer of the Company and no loan shall be made to anyone secured by shares of the Company’s capital stock.

Section 2. AMENDMENTS. Except as otherwise provided herein, these Bylaws (other than those in Article III Section 3, Article III Section 10, Article IV Section 4, Article IV Section 5, Article VII Section 2 and Article VII Section 5) may be altered or repealed by the Board of Directors, by majority vote at any regular or special meeting at which a quorum is present. ARTICLE III Section 3, Article III Section 10, ARTICLE IV Section 4, ARTICLE IV Section 5 and Article VII Section 2 shall not be amended or otherwise modified except as described in the Eleventh Article of the Certificate of Incorporation. Article VII Section 5 shall not be amended or otherwise modified except by the unanimous vote of the entire Board of Directors of the Company.

Section 3. DIVIDENDS. Dividends upon the capital stock of the Company, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation and requirements of law.

Section 4. SIGNATURES ON CHECKS AND NOTES. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. BANKRUPTCY PROCEEDINGS. The Company shall not, without the consent of at least one of its Independent Directors, institute against or join in any institution against, any entity in which the Company holds an ownership interest any bankruptcy, insolvency, liquidation, reorganization or arrangement proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.